Exhibit 10.3

1 Hershey Drive Smith Falls, ON K7A 0A8
(855)558-9333
invest@canopygrowth.com
www.canopygrowth.com

June 14, 2022

Brand House Group, N.A. Corporation

Attention: Julious Grant

BY EMAIL

Dear Julious:

Canopy Growth USA, LLC (the “Company”) is pleased to confirm the following changes to the Monthly Fee set out in the Service Delivery Agreement dated October 5, 2020 as amended October 28, 2020 (the “Agreement”), as further amended by an Amending Agreement dated June 8, 2021 (the “Amending Agreement), which Monthly Fee change is conditional upon the Principal signing and returning this letter to my attention by June 16, 2022:

Monthly Fee

The Monthly Fee shall be increased to $44,250 USD per month, exclusive of all applicable taxation.

Please note that except as expressly changed within this letter, all other terms of the Agreement, as amended by the Amending Agreement, remain intact.

Regards,

Holly Lukavsky

Chief Human Resources Officer

I acknowledge that I have read, understand and agree to the amended terms of service as set out above.

Dated this 15th day of June, 2022.

/s/ Julious Grant

Signature (Julious Grant, on behalf of Brand House Group, N.A. Corporation)

1 Hershey Drive    •    Smiths Falls ON    •    K7A 0A8    •    +1.613.706-2185    •    www.tweed.com